As filed with the Securities and Exchange Commission on May 15, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
National Healthcare Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	38-3888962 (IRS Employer Identification Number)
540 Madison Ave., 27th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip code)
2025 Omnibus Incentive Compensation Plan of National Healthcare Properties, Inc.
(Full title of the Plan)
Michael Anderson
Chief Executive Officer and President
National Healthcare Properties, Inc.
540 Madison Ave, 27th Floor
New York, NY 10022
(Name and address of agent for service)
(332) 258-8770
(Telephone number, including area code, of agent for service)
Copies to:
Joseph A. Herz, Esq.
Win Rutherfurd, Esq.
Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Tel: (212) 801-9200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement is being filed by National Healthcare Properties, Inc. (the “Company”) to register an additional 2,877,875 shares of common stock, $0.01 par value per share (“Common Stock”), reserved for issuance pursuant to the 2025 Omnibus Incentive Compensation Plan (the “Plan”). These shares of Common Stock are of the same class as other securities for which Registration Statement on Form S-8 (File No. 333-287527) was filed by the Company with the Securities and Exchange Commission on May 22, 2025 (the “Prior Registration Statement”).
Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, and the information required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which the Company has previously filed with the Commission, are hereby incorporated by reference into this registration statement (excluding any information that is deemed to have been “furnished” and not “filed” with the Commission, including any Item 2.02 or Item 7.01 of any Current Report on Form 8-K):
•The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 20, 2026;
•The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 14, 2026;
•The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 31, 2026 (solely to the extent incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025);
•The Company’s Current Reports on Form 8-K, filed with the Commission on January 12, 2026 (other than Item 7.01 thereof), April 13, 2026 (other than Items 2.02 and 7.01 thereof), April 27, 2026, May 1, 2026 and May 8, 2026; and
•The description of the Company’s common stock, par value $0.01 per share (“common stock”), included in the Company’s Registration Statement on Form 8-A, filed with the Commission on April 30, 2014, including any amendment or report filed for the purpose of updating such description, including the description of the common stock filed as Exhibit 4.8 to the Company’s Annual Report on Form 10-K, filed with the Commission on February 20, 2026.
In addition, all documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information that is deemed to have been “furnished” and not “filed” with the Commission, including any Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.
See attached Exhibit Index.
EXHIBIT INDEX

Exhibit No	Description
4.1
Composite Articles of Amendment and Restatement for the Company (filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the Commission on November 12, 2024 and incorporated by reference herein)

4.2
Articles Supplementary of the Company declassifying our Board, dated January 12, 2026 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2026 and incorporated by reference herein).

4.3
Articles Supplementary of the Company prohibiting future election to be subject to Section 3-803 of the MGCL, dated January 12, 2026 (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2026 and incorporated by reference herein).

4.4
Articles Supplementary relating to the designation of shares of Class A Common Stock, dated April 10, 2026 (filed as an exhibit to the Company’s Registration Statement on Form S-11 filed with the SEC on April 13, 2026 and incorporated by reference herein)

4.5	Amended and Restated Bylaws of the Company (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2026 and incorporated by reference herein).
4.6
2025 Omnibus Incentive Compensation Plan of National Healthcare Properties, Inc. (filed as an exhibit to the Company’s Registration Statement on Form S-8, filed with the SEC on May 22, 2025 and incorporated by reference herein).

5.1 *	Opinion of Venable LLP regarding legality of securities being registered
23.1 *	Consent of Venable LLP (included in Exhibit 5.1)
23.2 *	Consent of PricewaterhouseCoopers LLP
24.1 *	Power of Attorney (included on signature page hereto)
107 *	Filing Fee Table
________________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 15, 2026.

National Healthcare Properties, Inc.

By:	/s/ Michael Anderson
Name:	Michael Anderson
Title:	Chief Executive Officer and President
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Michael Anderson and Andrew T. Babin as her or his attorneys-in-fact and agent, with full power of substitution and resubstitution, for her or him in any and all capacities, in connection with this Registration Statement on Form S-8 (the “Registration Statement”) of National Healthcare Properties, Inc., under the Securities Act of 1933, as amended (the “Securities Act”) relating to the 2025 Omnibus Incentive Compensation Plan of National Healthcare Properties, Inc., including, without limiting the generality of the foregoing, to sign any amendments and supplements relating to the Registration Statement (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with any amendments and supplements relating to the Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Michael Anderson	Director, Chief Executive Officer and President (Principal Executive Officer)	May 15, 2026
Michael Anderson

/s/ Andrew T. Babin	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 15, 2026
Andrew T. Babin

/s/ Ailin Park	Chief Accounting Officer (Principal Accounting Officer)	May 15, 2026
Ailin Park

/s/ Leslie D. Michelson	Non-Executive Chair	May 15, 2026
Leslie D. Michelson

/s/ Elizabeth K. Tuppeny	Independent Director	May 15, 2026
Elizabeth K. Tuppeny

/s/ B.J. Penn	Independent Director	May 15, 2026
B.J. Penn

/s/ Scott W. Humphrey	Independent Director	May 15, 2026
Scott W. Humphrey

/s/ Edward M. Weil, Jr.	Director	May 15, 2026
Edward M. Weil, Jr.